Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

BABYLON HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share (4)		Maximum Aggregate Offering Price (2) (4)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0000422573245084686 per share	Rule 457(f)(1)	4,294,703	(1)(2)	1.13	(3)	$4,853,014.39	(3)	$0.0000927	$449.88
Fees to Be Paid	Equity	Warrants to purchase Class A ordinary shares	Rule 457(g)	14,558,313	(5)	N/A		N/A		N/A	$—	(5)
Fees Previously Paid
		Total Offering Amounts
		Total Fees Previously Paid									$—
		Total Fee Offsets									—
		Net Fee Due									$449.88

(1) Represents the maximum number of Class A ordinary shares, par value $0.0000422573245084686 per share (the “Class A ordinary shares”) of the registrant that may be issued directly to (i) holders of our public warrants and all holders of our private placement warrants who tender their respective warrants pursuant to the Offer (as defined below) and (ii) holders of public warrants and private placement warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive Class A ordinary shares of the registrant in the event the registrant exercises its right to convert the warrants into Class A ordinary shares.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction

(3) Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $1.13 per share, which is the average of the high and low prices of the Class A ordinary shares on May 19, 2022, on the New York Stock Exchange.

(4) Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment.

(5) No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act